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                                                                    EXHIBIT 4.14

                                    SONY BMG

   Sale Agreement in Relation to True Tone, Ringback Tone and IVR of Linktone

[Sale Agreement in Relation to True Tone, Ringback Tone and IVR - the letterhead of Song BMG must be used in this Agreement]

Date:
Name and Address of the Service Provider:
To:

Re: Sale Agreement in Relation to True Tone, Ringback Tone and IVR

Dear Mr. Raymond Yang,

By signing this Agreement, your company and our company unanimously agree to the following terms in respect of true tone, ringback tone and IVR. The terms "our company", "we" and "our" used herein shall mean "SONY BMG MUSIC ENTERTAINMENT (HONG KONG) LTD", and "your company", "you" and "your" shall mean the "Service Provider".

A.    Definition

      "Distribution Channels" shall mean the Worldwide Web, Wireless Application Protocol, or Interactive Voice Response System.

      "Distributors" shall mean the mobile telecom operators specified in Clause C3 hereof, which own or have the right to control wireless communication networks in the Agreed Zone.

      "Agreed Products" shall mean (i) Music Segments that are separately selected by us from the Audio Products and confirmed in our letter of authorization and which can be used in True Tone, Ringback Tone (also known as the "Coloring Ringback Tone") and IVR. (ii) The letter of authorization in connection with True Tone, Ringback Tone and IVR shall be signed by our authorized representative and prepared in the form as shown in Attachment A (or in the form as expressly indicated to you by us in writing).

      "Agreed Service" shall mean, in relation to each of the Distributors listed in this Agreement, any commercial service involving the provision and sale of True Tone, Ringback Tone and IVR to the Subscribers through the Distribution Channels mentioned herein.

      "Agreed CODECs" shall mean CODECs set forth in Attachment B and other forms of CODECs confirmed by us in writing. Notwithstanding the aforesaid, we shall have the right to demand for the use of other CODECs in accordance with a notice served by us.

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      "Agreed DRMs" shall mean the standards set forth in Attachment B and other encryptions that can implement the rules concerning the use of content in a safe and reliable manner as confirmed by us in writing. Notwithstanding the aforesaid, we shall have the right to demand for the use of other DRMs in accordance with a notice served by us.

      "True Tone" shall mean any Music Segment to be produced on the basis of the Audio Products delivered by us, which is decoded by CODEC and in compliance with technical and safety standards and which can be downloaded as mobile phone ringtones. Such Music Segment must keep the melody and lyrics of a song in its original form.

      "Music Segment" shall mean any recording to be produced by you on the basis of the Audio Products delivered by us, which can be used in the value-added service of mobile phones and the duration of which shall be no greater than sixty (60) seconds.

      "Audio Products" shall mean any audio products owned and controlled by us.

      "Ringback Tone" shall mean (a) any Music Segment used in the "Agreed Service" mentioned herein, which is extracted from any Audio Products and the duration of which shall be no greater than 30 seconds; (b) any Music Segment which can be transmitted to a caller through conversion and heard by him/her from the time when a call is made until the earlier of (i) the line is cut by the caller himself/herself, or (ii) an incoming call is taken by a Subscriber or relevant telecom systems (such as message service). The Ringback Tone may substitute traditional non-musical ringtones that are usually heard by callers when phone calls are made to the Subscribers.

      "IVR" shall mean the service where (a) a complete Audio Product in the "Agreed Service" set forth herein is used; (b) regular Subscribers can listen on a trial basis and select songs through their connection with the IVR system by dialing an exclusive premium phone number provided to you;
      (c) any mobile phone subscriber may send short messages with personalized songs to the other mobile phone subscribers. Short messages can be created in two ways. First, mobile phone subscribers may complete the creation of short messages directly through their mobile phones by dialing the premium phone number exclusively for mobile phone subscribers provided to you. Mobile phone subscribers may listen on a trial basis and select songs through their connection with IVR system. The IVR system will direct these subscribers to go through the whole process of song selection, including setting mobile phone numbers of recipients and recording greetings prior to song playing. In addition, the subscribers may also complete the creation of short messages online. These subscribers are only required to key in the phone number of recipients on a special webpage with password protection that is provided by your company and may select songs from a song list. If the configuration of computers conforms with applicable

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      requirements, the mobile phone subscribers may also record their greeting through computers. A short message created by any such subscriber itself is not attached with any songs. Such message merely contains a signal which directs the connection to the central server of network, in which all songs selected by such subscriber are stored. A recipient is notified of such short message through SMS from his/her mobile phone. After the recipient dials the premium number for SMS, the greeting recorded and the song selected by the subscriber will be sent out in the form of a general phone call by your server through public telephoning network system. No copy of the song will be included in the short message received by the recipient, and such copy can only be saved in the central server of the Distributors; (c) "sender" shall mean any mobile phone subscriber who is authorized by you to create and send short messages with songs; (d) "short messages with songs" shall mean any short messages with songs created by the service, which include: (i) signals that are connected with a central server in which songs are stored; (ii) greetings recorded by the sender (or signals built into the server); (iii) the mobile phone number of the sender. Each short message with song only contains a song or a music recording of any third party; (e) "recipient" shall mean any intended recipient of a short message with song created by the sender.

      "Downloading Service" shall mean the True Tone downloading service in the downloading value-added service of mobile phones.

      "Downloading Service Website" shall mean the website owned or controlled by you in the Agreed Zone, from which the Subscribers can download True Tone under this Agreement. The front page's URL of the website is www.linktone.com.

      "Agreed Mobile Phone" shall mean any mobile phone which can provide and accept the Agreed Service and offer support to the standard of OMA DRM 1.0 or above and which can download True Tones through downloading value-added service of mobile phones.

      "Art Work" shall mean any cover design of a special edition used by us in the packaging of Audio Products (which is the first release of Audio Products by us through the normal retailing channels in sales areas).

      "Content" shall mean the Audio Products, the cover design of special editions and trademarks.

      "Network Medium" shall mean the Worldwide Web and over-the-air network medium (applicable to True Tone only).

      "Server" shall mean a computer server owned or controlled by you in the Agreed Zone, which is used for the downloading value-added service of mobile phones.

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      "Trademark" shall mean any registered or unregistered trademarks, service trademarks, industry names, brand names, company names, logos, business addresses, other commodity terms, designs, labels, marks, designs, colors, combination of colors or product appearances owned or controlled by us, which can be used by your company in accordance with the terms and conditions hereof.

      "Subscriber" shall mean any person, who (1) is a resident of the Agreed Zone (for example, the correspondence address listed in a bill is within the Agreed Zone); (ii) is a customer or subscriber of the Distributors of this Agreement; (iii) can use the service of Ringback Tone and IVR subject to the approval of your company or the Distributors of this Agreement.

      "Agreed Zone" shall mean the Mainland China, excluding Hong Kong Special Administrative Region ("Hong Kong"), Macau Special Administrative Region ("Macau") and Taiwan Province ("Taiwan").

      "Transmission" shall mean, in respect of the Agreed Products, the transmission of the Agreed Products from your server to outsiders through the telecommunication network of the Distributors.

      "Opposition Activities" shall mean any unlawful activities or activities that facilitate or promote unlawful activities, and any activities that infringe or assist in infringing any intellectual property rights by way of incorporation of additional content.

B.    Term of this Agreement

      This Agreement shall be for a term of 12 months from April 11, 2005 to April 10, 2006.

      In accordance with the relevant requirements hereof, this Agreement may also be terminated prior to its expiration. This Agreement shall become effective subject to the settlement of any deposit by you under Clause C4 hereof.

C.    Specific Scope

      1. Rights: Subject to your compliance with applicable laws and regulations of the Agreed Zone and the terms and conditions hereof, you may be granted from us the following non-exclusive rights during the term hereof and within the Agreed Zone:

            In relation to True Tone:

            (i) copies of each of the Audio Products and related Art Work delivered by us to you as required under Clause C2 hereof shall be

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                  transmitted to the server owned or controlled by your company, which shall be in reasonable quantity, and in a minimum number that is sufficient for digital transmission or content display in accordance with this Agreement. Upon expiration or early termination of this Agreement, you shall destroy or delete the copies immediately at our request.

            (ii) Prior to the expiration or early termination of this Agreement, the Audio Products and related Art Work shall be standardized in format, coded and stored in the server owned or controlled by your company, to the extent where True Tones can be provided and sold to end-users.

            (iii) In accordance with the terms of this Agreement, additional content will be included in the Downloading Service for the purpose of transmission to the Subscribers: (i) in any event, only the Subscribers can use the relevant contents through the Network Medium during the term hereof and within the Agreed Zone; (ii) Unless your right to transmit the relevant content has been restricted by this Agreement, the Subscribers may download True Tones from the Downloading Service Website at any time during the term hereof.

            (iv) In accordance with the terms of this Agreement, True Tones will be provided and sold, and the Art Work will also be displayed, on the Downloading Service Website.

            (v) In accordance with the terms of this Agreement, the Subscribers may listen on a trial basis any True Tone on the Downloading Service Website free of charge, the length of which shall be fifteen (15) seconds, for marketing purposes.

            In relation to Ringback Tone and IVR:

            (i) Ringback Tone and IVR will be provided and sold to the Distributors, who will then provide and distribute to the Subscribers through the Distribution Channels of this Agreement hereunder.

            (ii) Any Agreed Products produced by you as required under Clause C2 hereof will be reproduced or authorized to be reproduced, and will be stored or installed in a storage device owned or controlled by your company (such storage device shall provide all technical procedures as necessary for Ringback Tone and IVR service, such as network server or computer hardware) (collectively referred to as the "Product Service System"), in order

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                  to enable (a) the Subscribers to listen on a trial basis (but not to download) the Agreed Products free of charge through the Distribution Channels, the length of which shall be no greater than fifteen (15) seconds, for the purpose of marketing the Agreed Products only; and (b), in the service of Ringback Tone and IVR as expressly stated in this Agreement, the Product Service System to transmit the Agreed Products on behalf of all Distributors.

            (iii) You will, within sixty (60) days, transmit to the Subscribers the Agreed Products that have been purchased by or otherwise distributed to them on behalf of the Distributors through the Product Service System owned or controlled by your company.

            (iv) The Distributors will be authorized to make copies of any Agreed Product that is delivered by you so as to store them in each of their Product Service Systems and apply them in the service of Ringback Tone and IVR.

            For avoidance of doubt, the above authorizations shall not include the use of any rights pertinent to music elements of the Agreed Products. You agree to observe and procure each Distributor to observe any and all restrictions in connection with the Agreed Zone, name and likeness, and trademarks and other restrictions on use that we have informed you of, and to continue to observe this Agreement during the provision or sale of the Agreed Products. Without our prior written consent, you shall not use our name and logo or the name, likeness or autobiography of performers of any Audio Products in any media, including without limitation, advertisements or press announcements.

            You agree and warrant that neither you nor any Distributor will participate in any Opposition Activities. Without the prior written consent of our company, the Agreed Products or Audio Products shall not be used in the testing or free trial use of the Agreed Products.

            Without the prior written consent of our company and except as required under Clause C2 hereof, you shall not (i) pack and distribute the Agreed Products and any other Ringback Tone and IVR services or products; and (ii) edit or change the Agreed Products.

      2.    Production and Delivery of the Agreed Products:

            We will provide you with the Audio Products (in the form of CD or otherwise), from which you will produce Music Segments to the satisfaction of both parties. Such Music Segments shall be technically able to cause the Agreed Products to be transmitted to the Subscribers and will not affect any artistic or innovative elements contained in the Agreed

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            Products. You shall, at the request of our company, return to us copies of any Agreed Products (including copies in digital format), Audio Products and other art work and texts or promotion materials which are delivered to you hereunder. During the term of this Agreement, we agree to deliver to you not less than one hundred
            (100) Audio Products that are separately selected by us. You shall make the best endeavor to produce the Agreed Products that can be used in the Agreed Services within seven (7) days after the delivery of the Audio Products to you. Unless otherwise required by this Clause, neither you nor any Distributors shall have the right to edit or change the Audio Products.

      3.    Distributors:

            The key information of the Distributors shall include their full name, address and contact person, the commencement date and subscription fee of the Agreed Service. The particulars are detailed in Attachment C. After the execution of this Agreement, we shall have the right to approve in writing other mobile telecom operators in the Agreed Zone as Distributors. We shall also be entitled to serve you a 60-day prior notice to revoke our approval of any Distributors.

      4.    Deposit:

            (1) You shall pay us a security deposit of RMB One Million (RMB1,000,000) (including taxes) on the execution date hereof (the "Security Deposit"). The Security Deposit may be used to offset against any cost of the Agreed Products payable by you to our company during the term of this Agreement in accordance with Clause 5 hereof. Upon expiration of this Agreement, we shall be under no obligation to refund to you any balance of the Security Deposit in case there is any, unless the circumstance set forth in Clause 17 (i) occurs.

            (2) This Agreement shall become effective after the Security Deposit is fully paid by your company. If you have not paid the Security Deposit prior to the agreed date, this Agreement shall have no effect.

      5.    Cost of the Agreed Products:

            You will be granted the relevant rights from us in accordance with Clause C1 hereof. As consideration for the relevant rights granted to you, you will pay us 40% of the total amount received by the relevant Distributors in connection with the Agreed Products subscribed by the Subscribers (including taxes) as the cost of the Agreed Products.

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            The parties agree that you shall be responsible for the
            digitalization, consistence of format, delivery, content approval, transmission, payment, clients, technical support of all the Agreed Products, and the provision of other services as stipulated in the Agreed Service, of which the delivery, transmission, payment, clients, technical support and other services shall be provided in a professionally and commercially reasonable manner. You agree that you will use your best efforts to ensure that each of the Distributors will report to you in a timely manner, which would enable you to submit a statement to us in accordance with Clause 7 hereof. You shall also be liable for all bad debts.

      6.    Minimum Retail Price:

            After deduction of any limited promotion discounts offered by the Distributors to the Subscribers as agreed by us, the retail unit price of each Agreed Product to be sold through the Agreed Service shall be no less than the agreed retail unit price: a) Ringback Tone and True Tone shall not be sold at a price less than RMB2; (b) IVR shall not be sold at a price less than RMB1/minute. If you, without the prior written consent of our company, sell or provide free of charge to the Subscribers any Agreed Product at a price lower than the agreed retail unit price, you shall, at our request, pay us a fine of RMB2 (in the case of Ringback Tone and True Tone) or RMB1 (in the case of IVR) and a sum to be calculated as follows: the difference between such price and the retail unit price of that Agreed Product multiplied by 1.5 and the total sales of that Agreed Product. For avoidance of doubt, such fine shall not be used to offset against any amount payable to us by you.

      7.    Accounting, Statement and Audit

            You shall, within seven (7) days after the end of each month, provide us with a detailed statement in respect of each Distributor and an account which sets out the cost of the Agreed Products payable to us. The cost statement shall be prepared in an electronic, digital or other form as required by us, and shall include information in respect of each Agreed Product, such as ISRC Code, RAAS Code, our designated artists, the name of the Audio Products used in Ringback Tone or IVR, the amount of sales or distribution, retail unit price, and costs payable to us, etc. If we, within thirty (30) days after the end of each month, do not receive a complete cost statement from you or there exists the circumstance that you are in default of payment under this Agreement, you shall, at our request, immediately pay us a fine of RMB80,000 (which is 1/12 of the total annual deposit). For avoidance of doubt, such fine shall not be used to offset against any amount payable by you to us.

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            You shall maintain accurate and complete records and books, which shall at least include all documents that we need for calculating and checking the relevant amounts paid by you to us. During the term of this Agreement or within three (3) years after the termination hereof, we shall have the right to audit or authorize an independent PRC accountancy firm which possesses an audit qualification in the PRC to audit the relevant books and records of your company in connection with the use of the Agreed Products and the costs paid to us. If the audit result shows that you are in default of payment or have not paid the amount payable, you shall pay any balance incurred, as well as, a late penalty to be calculated on the balance at a rate of 6% for each day overdue during the period from the agreed payment date to the actual payment date, provided that the total amount of late penalty shall not exceed sixty percent (60%) of the amount payable. Any cost arising from such audit shall, in principle, be borne by us. If, however, the audit result shows that the actual payment is less than ninety-five percent (95%) of the amount payable, you shall bear any cost relating to such audit.

            You shall, within seven (7) days after the end of each month, submit to us a monthly sales report in respect of each Distributor, setting out the total number of subscribers for each of the Agreed Products, top 20 True Tone, Ringback Tone and IVR (whether it is the Agreed Product), and the current status report of all the Audio Products delivered to you by us hereunder.

            All costs in connection with this Agreement shall be denominated in RMB as its standard bookkeeping currency. You shall, at our request, remit to a Hong Kong account designated by us the US or HK equivalent to be calculated at an exchange rate published by the Bank of China on the payment dates.

            After serving you notice within the reasonable time and on the basis that we will bear all relevant costs, we shall have the right to carry out a technical inspection on your company in order to understand and check the storage, deposit, safety and delivery of the Audio Products. The above inspection shall include but not be limited to the inspection on the records of hardware, software and servers of the Agreed Service System.

      8.    No Deductions or Withholdings:

            You shall pay in full all the amounts payable under this Agreement, and no offset, restriction or condition has been made in respect thereof, and there are no deductions or withholdings in respect of or involving any tax or other taxes of any nature. If your company or any other person makes any deduction or withholdings (for tax purpose or otherwise) from any amount payable to us as required by law or regulation, you shall pay us an

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            additional amount while making such payment of deductions or withholdings to ensure that we receive all amounts that would otherwise have been received if there were no deductions or withholdings in respect of or involving any tax. You shall submit to us in a timely manner the official receipts or other documentation that demonstrate that you have paid any deduction or withholding amount to competent taxation authority or other departments. In the event that we are unable to pay any amount to the competent taxation authority or other department due to your improper acts or negligence, you shall, without limitation on any rights of our company hereunder, indemnify us against any losses, damages, expenditures or costs suffered by us arising therefrom (including reasonable legal fees).

      9.    Consent of Third Parties/Royalty

            Except for the rights granted to you by us under this Agreement, you shall solely obtain all authorizations, consents, approvals or licenses that are necessary for the use of intellectual property rights in the Audio Products in connection with the reproduction, public performance or transmission of the Audio Products in the Agreed Service, and shall solely bear all royalties and relevant expenses in relation thereto.

      10.   Information of Consumers:

            In accordance with our requirements, you shall provide us with any anonymous statistical information of the Subscribers who have purchased or subscribed the Agreed Products that are collected by you or the Distributors.

      11.   DRM and Safety Protection:

            This Agreement is subject to your compliance with the relevant requirements hereof with regard to the rules of content use, technical safety standards and quality management. You shall provide or sell the Agreed Products in accordance with the above requirements. Material breach of this Agreement will be deemed if you fail to do so. The Agreed Products shall not be (i) directly or indirectly reproduced or stored in whole or in part by any individual or entity in any manner (except for the purpose of this Agreement, you must reproduce and store the Agreed Products on your server), or (ii) sent or otherwise transmitted to another mobile phone.

      12.   Most Favored Treatment:

            If, during the term hereof, you are granted the same or similar rights of this Agreement from other companies, and pay them or their agents

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            (including any associations in the music industry) any cost or offer any preferential arrangement or marketing opportunity in respect of the Agreed Service, which is better or more favorable than the conditions available to you in Clause C5 of this Agreement, you shall pay us the relevant cost and offer us the same or similar preferential arrangement or marketing opportunity during the accounting period in which you offer better or more favorable conditions to other companies.

      13.   Intellectual Property Right:

            We shall be entitled to the copyrights of the Audio Products and any rights of digital files derived therefrom. You shall monitor any circumstance that infringes or may infringe upon the intellectual property rights of our company. If you discover any infringement or possible infringement of our intellectual property rights or any Opposition Activities, you shall report this to us in a timely manner and use your best efforts to prevent any unauthorized use or illegal reproduction of information that is delivered by us to you. We will fully support the above acts to be done by you, including the issue of legal letters to any infringing parties reported by you, and the adoption of any legal actions to stop such infringement. With regard to the protection of our intellectual property right, you shall adopt measures that are equivalent to or more favorable than those employed by other comparable companies which provide or sell the Agreed Products, including but not limited to stating the copyrights and logos expressly in the Agreed Service System of your company and the Distributors. You agree that you, upon execution of this Agreement, will delete or demand the Distributors to delete immediately any melodies which are the same or similar to that of the Agreed Products from the Relevant Service System, and will suspend any use of such melodies in any relevant service. You undertake to provide the Agreed Service in compliance with applicable laws and regulations.

      14.   Marketing, Advertisements and Recognition:

            You shall not apply in any advertisements or business activities all content (including any content obtained by interception) which would reasonably be expected to market, recognize or promote for the products or services of your company (such as the Agreed Service) or the products or services of other companies. The parties hereto shall cooperate sincerely to explore any marketing and promotion opportunities for the Audio Products involving the image of artists and characteristics of special editions. You shall guarantee that at a minimum, a large banner ad for our Audio Products will be placed on the front page of your website and at least two of our Agreed Products will be included in the list of Top 10 recommended True Tone, Ringback Tone or IVR on the front page of

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            your website. You shall use the best endeavor to procure the
            Distributors to include at least one of our Agreed Products in the list of Top 10 recommended True Tone, Ringback Tone or IVR on the front page of their websites.

      15.   Confidentiality Clause and Publicity:

            The parties hereto agree to keep this Agreement in strict confidence, except as required to be disclosed by law and regulation or disclosed to the respective professional advisers and auditors of the parties (who shall observe the same confidentiality clause) or approved by the other party in writing. Without the prior written consent of the other party, no party shall disclose the content of this Agreement and related matters in any press announcements or public declaration. The following information shall not be deemed confidential information if, at the time when or after it is disclosed, (i) such information has become publicly known not because of the improper acts or negligence of the party who receives it (the "Receiving Party"); (ii) without violation of any legal obligations, the Receiving Party receives the confidential information from third parties and makes disclosure of the same;
            (iii) the Receiving Party explores such information on its own through cooperation with others; (iv) the information disclosure is made as required by law and regulation.

      16.   Termination:

            Without prejudice to our rights under Clause C18 hereof, we shall have the right to terminate this Agreement prior to its expiration in accordance with the following: (i) we shall, in all events, serve a 30-days prior written notice to you and refund any deposit that has been paid by you but has not been deducted hereunder on a pro rata basis for the remaining period of this Agreement; or (ii) you fail to remedy a breach of this Agreement within fifteen (15) days after the written notice is served by us. Notwithstanding the aforesaid, you will also be deemed to have materially breached this Agreement if you participate in any Opposition Activity that we object to. In addition to any rights to which we are entitled hereunder, we may terminate this Agreement and will be entitled to reserve any deposit that has not been deducted after serving you a 15-day notice.

            Under the following circumstances, either party may terminate this Agreement after serving the other party a 15-days written notice:

                  1. If a party has breached this Agreement and fails to make remedy in respect thereof within fifteen (15) days after the written notice is given by the other party, the non-breaching party shall have the right to terminate this Agreement.

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                  2.    The continuous performance of this Agreement becomes
                        impossible due to force majeure, such as earthquakes, floods, tsunamis, typhoons, war, strike or government act.

      17.   Withdrawal of the Rights to Audio Products:

            If we demand you to cease the use of any information delivered to you by us hereunder due to any reason, including without limitation, any Audio Products (the "Withdrawn Content"), you and the end-users shall, within seventy-two (72) hours of the receipt of our notice, cease to use any Withdrawn Content, and we will not be liable to any claims or damages arising from any use of Withdrawn Content after the end of such 72-hour period, and you shall make compensation for any losses suffered by us arising therefrom.

      18.   Compensation:

            In the event that any loss, damage, expense or cost suffered by a party is the result of or in connection with any breach of this Agreement by the other party, the defaulting party shall make compensation to the non-defaulting party for any of its losses, damages, expenses or costs arising therefrom, including reasonable legal fees.

      19.   Transfer of this Agreement:

            We can transfer any of our rights or obligations hereunder to any company which is under our group. Without the prior written consent of our company, you shall not transfer any of your rights or obligations hereunder to any third party.

      20.   Governing Law:

            The execution of this Agreement, its validity, interpretation, performance, amendment, termination, as well as dispute resolution shall be governed by the laws and regulations of the People's Republic of China. All disputes in connection with this Agreement shall be resolved by the parties through friendly consultation. In the case that a dispute cannot be resolved through consultation, the parties shall refer it to the China International Economic and Trade Arbitration Commission (CIETAC) in Beijing, China, for arbitration and the arbitration award shall be final and conclusive and binding upon the parties.

      21.   Notice:

            All notices, statements and reports to be given hereunder shall be in writing and personally delivered, or sent by courier service, registered or

                                    SONY BMG

            guaranteed mail to the following address of our company and your company: Room 915, Huabin Building, No. 8 Yongan Lane, Jianguomenwai Avenue, Chaoyang District, Beijing, the PRC (our company) and Shanghai Huitong Information Company Limited at Level 5, Dongyin Building, No. 689, Beijing Road East, Shanghai City, the PRC (your company). Notwithstanding the above requirements hereof, any notice given by us to you in connection with the withdrawal of the Audio Products may be sent by fax, electronic mail or in such other expeditious manner.

      23.   Miscellaneous:

            If the parties agree to change any terms of this Agreement, an agreement in writing shall be made by them in respect of the revised terms and shall be signed and sealed by the respective representatives authorized by the parties. Otherwise, no amendment to this Agreement shall be binding upon our company and your company. A waiver of any term of this Agreement shall not be deemed a future waiver of such terms or any other terms. Any right, obligation and undertaking referred herein shall exist independently, and shall not be subject to the limitation of any other rights, obligations and undertakings of either party. If any part of this Agreement or the applicability thereof on either party is held by a court with competent jurisdiction as invalid, such ruling will not affect the other clauses of this Agreement and these clauses will continue to have full force and effect. In addition, such ruling will not affect the applicability thereof on the other party.

                                    SONY BMG

If you fully understand and agree to this Agreement as described above, please kindly sign and seal with company chop on the space provided below.

SONY BMG MUSIC ENTERTAINMENT (HONG KONG) LTD

/s/ Richard Denekamp  (Seal affixed)
----------------------
Title: Director
Name: Richard Denekamp

AGREED AND ACCEPTED THE ABOVE TERMS BY:

Service Provider

/s/ Raymond Yang   (Seal affixed)
-------------------
Title: CEO
Name: Raymond Yang

                                    SONY BMG

                                  ATTACHMENT A

                         FORM OF LETTER OF AUTHORIZATION

                            [Letterhead of Song BMG]

                   Letter of Authorization for Agreed Products

[Date]:
[Name of the Company]:
[Contact Person]:
[Telephone Number] and [Fax Number]:

Dear Mr. [  ]:

In accordance with the requirements of the Sale Agreement in Relation to True Tone, Ringback Tone and IVR dated __________, _____ between your company and our company (hereinafter referred to as this "Agreement"), we hereby confirm that you can apply the following audio products in the service of true tone, ringback tone and IVR pursuant to the terms hereof.

                              NAME OF      RETAIL UNIT      ISRC     NAME OF THE      RAA
        LANGUAGE   ARTIST    THE MELODY       PRICE          NO.   SPECIAL EDITION   S NO.
        --------   ------    ----------    -----------      ----   ---------------   -----
 1      --------   ------    ----------    -----------      ----   ---------------   -----
 2      --------   ------    ----------    -----------      ----   ---------------   -----
 3      --------   ------    ----------    -----------      ----   ---------------   -----
 4      --------   ------    ----------    -----------      ----   ---------------   -----
 5      --------   ------    ----------    -----------      ----   ---------------   -----
 6      --------   ------    ----------    -----------      ----   ---------------   -----
 7      --------   ------    ----------    -----------      ----   ---------------   -----
 8      --------   ------    ----------    -----------      ----   ---------------   -----
 9      --------   ------    ----------    -----------      ----   ---------------   -----
10      --------   ------    ----------    -----------      ----   ---------------   -----

[* The melody with reference number [ ] can only be used from ____________,
 _______to_______,________. Other melodies can be used during the term of this Agreement.]

SONY BMG MUSIC ENTERTAINMENT (HONG KONG) LTD

__________________________________________
Name and Title of the Authorized Signatory
[Telephone Number]
[Fax Number]

                                    SONY BMG

                                  ATTACHMENT B

                      CODEC AND DRM OF THE AGREED PRODUCTS

a.    CODEC

      MP3, RMF, AMR, SMAF, WAV, MMF, QCELP

b.    Agreed DRM:

      Forward-Lock (whose function is to prevent any forwarding service) described in the Form of Data Copyright Protection with regard to DRM1.0 Standard as defined by Open Mobile Alliance (hereinafter referred to as "OMA"), which is an organization for the standardization of mobile data service. For its detailed definition, please see OMA-Download-ARCH-v1_0-20020610-C.

                                    SONY BMG

                                  ATTACHMENT C

                                  DISTRIBUTORS

      As at the execution date of this Agreement, the information of the Distributors is as follows:

1.    Name: [Jiangsu Mobile    ]
      Address: [No. 81 Huju Road, Nanjing    ]
      Contact Person: [[CHINESE CHARACTER]    ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          -------------         ----------------     -------------------         ---
Jiangsu            December 2003                              RMB2

2.    Name: [Jiangsu Telecom    ]
      Address: [Zhongyang Road, Nanjing    ]
      Contact Person: [Wang Yuanfeng    ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          -------------         ----------------     -------------------         ---
Jiangsu            March 2005                                 RMB2

3.    Name: [Anhui Mobile    ]
      Address: [No. 303 Huaihe Road, Hefei City, Anhui Province    ]
      Contact Person: [Tao Tao    ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          -------------         ----------------     -------------------         ---
Anhui              October 2004                               RMB2

4.    Name: [Anhui Unicom    ]
      Address: [No. 238 Jixi Road, Hefei City, Anhui Province    ]
      Contact Person: [Song Qing    ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          -------------         ----------------     -------------------         ---
Anhui              December 2004                              RMB3

5.    Name: [Liaoning Mobile    ]
      Address: [No. 6 Xinlong Street, Hunnan New District, Shenyang City    ]
      Contact Person: [Qi Yang    ]

                                    SONY BMG

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          -----------           ----------------     -------------------         ---
Liaoning           August 2004                                RMB3

6.    Name: [Jilin Mobile    ]
      Address: [No. 2899 Jiefang Road Changchun City, Jilin Province    ]
      Contact Person: [Gao Yong    ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          ------------          ----------------     -------------------         ---
Jilin              January 2005                               RMB3

7.    Name: [Jilin Chinanet    ]
      Address: [No. 1621, Tongzhi Street, Changchun City, Jilin Province    ]
      Contact Person: [Zhao Jun    ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          ------------          ----------------     -------------------         ---
Jilin              January 2005                               RMB3

8.    Name: [Tianjin Mobile    ]
      Address: [1716, No. 27 Xinxing Road, Heping District, Tianjin City    ]
      Contact Person: [Wang Peng    ]

PROVINCE           CONNECTION            SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED             DATE                 OF TRUE TONE          RINGBACK TONE            FEE
---------          ----------            ----------------     -------------------         ---
Tianjin            March 2004                                 RMB3

9.    Name: [Tianjin Unicom    ]
      Address: [Level 6, No. 258 Nanjing Road, Heping District, Tianjin City   ]
      Contact Person: [Tian Zhonghua    ]

PROVINCE           CONNECTION            SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED             DATE                 OF TRUE TONE          RINGBACK TONE            FEE
---------          ----------            ----------------     -------------------         ---
Tianjin            July 2004                                  RMB3

10.   Name: [Tianjin Chinanet    ]
      Address: [No. 33 Hebei Road, Heping District, Tianjin City    ]
      Contact Person: [Wang Jian, Ni Li    ]

                                    SONY BMG

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          -------------         ----------------     -------------------         ---
Tianjin            July 2004                                  RMB3

11.   Name: [Hebei Mobile     ]
      Address: [No. 136, Dongfeng Road, Shijiazhuang City, Hebei Province     ]
      Contact Person: [Guo Xin     ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          -------------         ----------------     -------------------         ---
Hebei              June 2004                                  RMB3

12.   Name: [Hebei Unicom     ]
      Address: [No.5, Qingyuan Street, Shijiazhuang City, Hebei Province     ]
      Contact Person: [Qu Lei     ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          -------------         ----------------     -------------------         ---
Hebei              April 2005                                 RMB2

13.   Name: [Hebei Chinanet     ]
      Address: [No. 19, Fanxi Road, Shijiazhuang City, Hebei Province     ]
      Contact Person: [Ren Anjing     ]

PROVINCE             CONNECTION          SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED               DATE               OF TRUE TONE          RINGBACK TONE            FEE
---------          --------------        ----------------     -------------------         ---
Hebei              September 2004                             RMB2

14.   Name: [Guangdong Mobile     ]
      Address: [6/F, Quanqiutong Builidng, No. 208 Yuexiu Road South, Guangzhou
               City, Guangdong Province     ]
      Contact Person: [Xi Jinqiang, Liao Weiquan     ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE             FEE
---------          -------------         ----------------     -------------------         ---
Guangdong          June 2003                                  RMB3

15.   Name: [Guangdong Telecom     ]
      Address: Room 1803, No. 99 Tianhe Road     ]
      Contact Person: [Zhang Lunqiong     ]

                                    SONY BMG

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          -------------         ----------------     -------------------         ---
Guangdong          March 2005                                 RMB3

16.   Name: [Hubei Mobile    ]
      Address: [Business Department under Data Business Center of Hubei Mobile
               Communication Company Limited at 3/F, Wuhan Mobile Communication Hub Building, No. 66, Changqing No. 3 Road, Jianghan District,
               Wuhan City    ]
      Contact Person: [Mao Yunxia    ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          -------------         ----------------     -------------------         ---
Hubei              June 2004                                  RMB3

17.   Name: [Zhejiang Mobile    ]
      Address: [No.406 Tiyuchang Road, Hangzhou City    ]
      Contact Person: [Yang Jiaming    ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          -------------         ----------------     -------------------         ---
Zhejiang           January 2004                               RMB3

18.   Name: [Zhejiang Unicom    ]
      Address: [No. 501, Yanan Road, Hangzhou City    ]
      Contact Person: [Lou Qi    ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          -------------         ----------------     -------------------         ---
Zhejiang           May 2004                                   RMB3

19.   Name: [Fujian Mobile     ]
      Address: [Data Department, No. 17, Mobile Building, Hudong Road    ]
      Contact Person: [Zhao Wenfeng    ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          -------------         ----------------     -------------------         ---
Fujian             September 2004                             RMB3

20.   Name: [Fujian Unicom    ]

                                    SONY BMG

      Address: [12/F. Unicom Building, No. 63, Dong Street, Gulou District,
               Fuzhou City     ]
      Contact Person: [Lin Xiaosong     ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          -------------         ----------------     -------------------         ---
Fujian             January 2005                               RMB3

21.   Name: [Fujian Telecom     ]
      Address: [                ]
      Contact Person: [Zhen Chenyan     ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          -------------         ----------------     -------------------         ---
Fujian             February 2005                              RMB3

22.   Name: [Jiangxi Telecom     ]
      Address: [                 ]
      Contact Person: [Zhang Wei     ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          -------------         ----------------     -------------------         ---
Jiangxi            January 2005                               RMB2

23.   Name: [Tibet Telecom     ]
      Address: [               ]
      Contact Person: [Wu Mingfang     ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          -------------         ----------------     -------------------         ---
Tibet              March 2005                                 RMB3

24.   Name: [Chongqing Telecom     ]
      Address: [Telephone Information Business Department under Value-added
               Service Center at 4/F, Athen Building, Keyuan No. 4 Road, C1
               District, Nanfang Garden, Chongqing  City (400041)     ]
      Contact Person: [Shen Rui     ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          -------------         ----------------     -------------------         ---
Chongqing          March 2005                                 RMB2

                                    SONY BMG

25.   Name: [Beijing Chinanet     ]
      Address: [      ]
      Contact Person: [Du Xiao     ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          -------------         ----------------     -------------------         ---
Beijing            March 2005                                 RMB3

26.   Name: [Beijing Mobile     ]
      Address: [No. 58, Dongzhong Street, Dongcheng District, Beijing City     ]
      Contact Person: [Yuan Long     ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          -------------         ----------------     -------------------         ---
Beijing            October 2003                               RMB3

27.   Name: [Sichuan Mobile     ]
      Address: [Data Department at 3/F, No. 1 Gaosheng Bridge, Chengdu City,
               Sichuan     ]
      Contact Person: [Lai Jing     ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED               DATE               OF TRUE TONE          RINGBACK TONE            FEE
---------          -------------         ----------------     -------------------         ---
Sichuan            February 2004                              RMB2

28.   Name: [Sichuan Unicom     ]
      Address: [B1 District, Technology and Commercial Plaza, Gaoxin South
               District, Tianhu Avenue, Chengdu, Sichuan     ]
      Contact Person: [xu Xiaoling     ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          -------------         ----------------     -------------------         ---
Sichuan            December 2004                              RMB2

29.   Name: [Shanxi Mobile     ]
      Address: [Block A, Anye Commercial Building, No. 162, Shuangta West
               Street     ]
      Contact Person: [Cheng Lili     ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          -------------         ----------------     -------------------         ---
Shanxi             August 2004                                RMB3

                                    SONY BMG

30.   Name: [Shandong Chinanet     ]
      Address: [No. 168, Jinan Jingshi Road, Shandong Province     ]
      Contact Person: [Yao Ying     ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          -------------         ----------------     -------------------         ---
Shandong           March 2005                                 RMB2

31.   Name: [Yunnan Mobile     ]
      Address: [No. 45 Huancheng Road East, Kunming City     ]
      Contact Person: [Wang Pichang     ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          -------------         ----------------     -------------------         ---
Yunnan             July 2004                                  RMB3

32.   Name: [Yunnan Unicom     ]
      Address: [17/F, Unicom Building, No. 51 Jiangbin Road West, Kunming
      City   ]
      Contact Person: [Li Jie     ]

 PROVINCE           CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          -------------         ----------------     -------------------         ---
Yunnan             November 2004                              RMB3

33.   Name: [Heilongjiang Chinanet     ]
      Address: [Heilongjiang Communication Company     ]
      Contact Person: [Yu Yue     ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED               DATE               OF TRUE TONE          RINGBACK TONE            FEE
---------          -------------         ----------------     -------------------         ---
Heilongjiang       December 2004                              RMB3

34.   Name: [Heilongjiang Mobile     ]
      Address: [No. 70 Wenchang Street, Nangang District, Harbin City,
               Heilongjiang     ]
      Contact Person: [Chen Fuxin     ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          -------------         ----------------     -------------------         ---
Heilongjiang       May 2004                                   RMB3

                                    SONY BMG

35.   Name: [Heilongjiang Unicom     ]
      Address: [Value-added Service Department at Level 22, Unicom Digital
               Building, No. 15, Hongjun Street, Harbin City     ]
      Contact Person: [Dai Ping     ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
------------       -------------         ----------------     -------------------         ---
Heilongjiang       1 June 2004                                RMB3

36.   Name: [Shanghai Mobile     ]
      Address: [15/F, No. 200 Chang Road, Shanghai City     ]
      Contact Person: [Chen Chen     ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          -------------         ----------------     -------------------         ---
Shanghai           May 2003                                   RMB3

37.   Name: [Shanghai Unicom     ]
      Address: [No. 78 Xi'an Road, Shanghai City     ]
      Contact Person: [Zhou Hongmei     ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          -------------         ----------------     -------------------         ---
Shanghai           May 2004                                   RMB3

38.   Name: [Inner Mongolia Mobile     ]
      Address: [China Mobile Communications Corp, Inner Mongolia Branch     ]
      Contact Person: [Zheng Jie     ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
--------------     -------------         ----------------     -------------------         ---
Inner Mongolia     May 2004                                   RMB3

39.   Name: [Xinjiang Mobile     ]
      Address: [5/F, Zhongquan Plaza, Zhongshan Road, Urumqi     ]
      Contact Person: [Lin Bin     ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          -------------         ----------------     -------------------         ---
Xinjiang           April 2004                                 RMB3

                                    SONY BMG

40.   Name: [Gansu Mobile     ]
      Address: [Minzhu Road East, Guanzhou City     ]
      Contact Person: [Li Qinhai     ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          -------------         ----------------     -------------------         ---
Gansu              March 2004                                 RMB2

41.   Name: [Guangxi Telecom     ]
      Address: [18/F, Telecom Company, No. 35 Minzhu Road, Nanning City     ]
      Contact Person: [Xue Guang     ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          --------------        ----------------     -------------------         ---
Guangxi            1 January 2005                             RMB3

42.   Name: [Guangxi Unicom     ]
      Address: [Level 24, Xinxing Building, No. 93 Minzhu Avenue     ]
      Contact Person: [Wei Wei     ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          -------------         ----------------     -------------------         ---
Guangxi            1 Jaunary 2005                             RMB3

43.   Name: [Beijing Unicom     ]
      Address: [No. 10 Yangfangdian Road, Haidian District, Beijing City     ]
      Contact Person: [Han Jichen     ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          -------------         ----------------     -------------------         ---
Beijing            November 2004                              RMB3

44.   Name: [Chongqing Unicom     ]
      Address: [No. 192 Yuzhou Road, Yuzhong District, Chongqing City     ]
      Contact Person: [Lu Nannan     ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          -------------         ----------------     -------------------         ---
Chongqing          January 2004                               RMB2

                                    SONY BMG

45.   Name: [Chongqing Mobile     ]
      Address: [No. 134 Yuzhou Road, Jiulongpo, Chongqing City     ]
      Contact Person: [Zhang Qu     ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          -------------         ----------------     -------------------         ---
Chongqing          October 2004                               RMB3

46.   Name: [Shaanxi Unicom     ]
      Address: [Room 608, Postal Building, Keji Road, Xi'an New and High-Tech
               Development Zone     ]
      Contact Person: [Li Qian     ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          -------------         ----------------     -------------------         ---
Shaanxi            August 2004                                RMB3

47.   Name: [Qinghai Mobile     ]
      Address: [                ]
      Contact Person: [             ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          -------------         ----------------     -------------------         ---
Qinghai            June 2004                                  RMB3

48.   Name: [Henan Mobile     ]
      Address: [No. 48 Jingsan Road, Zhengzhou City     ]
      Contact Person: [Yu Lingyang     ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          -------------         ----------------     -------------------         ---
Henan              December 2003                              RMB2

49.   Name: [Henan Unicom     ]
      Address: [No. 70 Nongye Road, Zhengzhou City     ]
      Contact Person: [Liu Zheng     ]

PROVINCE            CONNECTION           SUBSCRIPTION FEE     SUBSCRIPTION FEE OF         IVR
CONNECTED              DATE                OF TRUE TONE          RINGBACK TONE            FEE
---------          -------------         ----------------     -------------------         ---
Henan              September                                  RMB2
                    2004

                                    SONY BMG

50.   Name: [Guizhou Mobile     ]
      Address: [Level 11, Xinhua Court, Beijing Road, Yunyan District, Guiyang
               City, Guizhong Province     ]
      Contact Person: [Wu Chengzhi     ]

PROVINCE            CONNECTION          SUBSCRIPTION FEE     SUBSCRIPTION FEE OF          IVR
CONNECTED              DATE               OF TRUE TONE          RINGBACK TONE             FEE
---------          -------------        ----------------     -------------------          ---
Guizhou            February 2004                             RMB3